EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ryman Hospitality Properties, Inc. 401(k) Savings Plan

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of our report dated June 28, 2022, appearing in this Annual Report on Form 11-K of the Ryman Hospitality Properties, Inc. 401(k) Savings Plan for the year ended December 31, 2021.

/s/ LBMC, PC

Brentwood, Tennessee

June 28, 2022